Exhibit 99.2

MURPHY OIL CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On November 30, 2018, Murphy Expro USA (Murphy), a subsidiary of Murphy Oil Corporation (the Company), and Petrobras America Inc. (PAI), a subsidiary of Petróleo Brasileiro S.A., entered into a transaction among Murphy, PAI and MP Gulf of Mexico, LLC (MP GOM), a subsidiary of Murphy. The transaction had an effective date of October 1, 2018. Murphy contributed its interests in the Medusa, Dalmatian, Front Runner, Habanero, Kodiak, Tahoe and Thunder Hawk fields and its interest in the Medusa Spar LLC to MP GOM, and PAI contributed its interests in the Cascade, Chinook, Lucius, St. Malo, Cottonwood, South Marsh Island, Northwestern, and South Hadrian fields in the U.S. Gulf of Mexico to MP GOM. Following closing of the transaction, MP GOM is owned 80% by Murphy and 20% by PAI.

We derived the unaudited pro forma consolidated financial statements from the historical consolidated financial statements of the Company and the Statements of Revenues and Direct Operating Expenses for the MP GOM Acquisition for the respective periods.  The unaudited pro forma consolidated financial statements of operations for the year ended December 31, 2017 and nine months ended September 30, 2018 give effect to the MP GOM Acquisition as if the transaction occurred on January 1, 2017.  The unaudited pro forma consolidated balance sheet as of September 30, 2018 gives effect to the MP Acquisition as if the transaction occurred on September 30, 2018.

The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable as of the date of this Current Report on Form 8-K/A.  Assumptions underlying the pro forma adjustments related the MP GOM Acquisition are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma consolidated financial statements.  The pro forma adjustments reflected herein are based on management’s expectations regarding the MP GOM Acquisition.  The MP GOM Acquisition will be accounted for under the acquisition method of accounting, which involves determining the fair value of assets acquired and liabilities assumed.  The preliminary purchase price allocation is subject to change based on numerous factors, including the final adjusted purchase price and the final estimated fair value of the assets acquired and liabilities assumed.  The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and do not purport to indicate the results of operations of future periods or the results of operations that actually would have been realized had the MP GOM Acquisition been consummated on the dates or for the periods presented.

The unaudited pro forma consolidated financial statements should not be relied upon as an indication of operating results that the Company would have achieved if the transactions contemplated herein had taken place on the specified date. In addition, future results may vary significantly from the results reflected in the unaudited pro forma consolidated statements of operations and should not be relied on as an indication of the future results the Company will have after the completion of the transactions noted in these unaudited pro forma consolidated financial statements.

The unaudited pro forma consolidated financial statements should be read in conjunction with the audited December 31, 2017 consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K filed on February 28, 2018, the unaudited September 30, 2018 consolidated financial statements contained in the Company’s Quarterly Report on Form 10-Q filed August 7, 2018, the Audited Statement of Revenues and Direct Operating Expenses and the Unaudited Statements of Revenues and Direct Operating Expenses filed with the Current Report on Form 8-K/A.

MURPHY OIL CORPORATION

Unaudited Pro Forma Consolidated Balance Sheet

As of September 30, 2018

(in thousands of USD)	Murphy Oil Historical	PAI Acquisition		Pro Forma Adjustments		Murphy Oil Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$947,732	$ –		$(794,623)	(b)	$471,743
				325,000 (6,366)	(c) (f)
Accounts receivable, less allowance for doubtful accounts	274,193	5,714	(a)	–		279,907
Inventories, at lower of cost or market	94,615	4,326	(a)	–		98,941
Prepaid expenses	43,606	–		–		43,606
Assets held for sale	21,140	–		–		21,140
Total current assets	1,381,286	10,040		(475,989)		915,337
Property, plant and equipment, at cost less accumulated depreciation, depletion and amortization	8,244,167	1,645,201	(a)	–		9,889,368
Deferred income taxes	346,455	–		–		346,455
Deferred charges and other assets	54,712	–		6,366	(f)	61,078
Total assets	$10,026,620	$1,655,241		$(469,623)		$11,212,238

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$10,454	$ –		$ –		$10,454
Accounts payable	622,577	4,413	(a)	–		626,990
Income taxes payable	53,676	–		–		53,676
Other taxes payable	19,939	–		–		19,939
Other accrued liabilities	166,066	21,960	(a)	6,205	(d)	194,231
Liabilities associated with assets held for sale	2,802	–		–		2,802
Total current liabilities	875,514	26,373		6,205		908,092
Long-term debt, including capital lease obligation	2,903,899	–		325,000	(c)	3,228,899
Deferred income taxes	130,369	–		–		130,369
Asset retirement obligations	700,055	366,611	(a)	–		1,066,666
Deferred credits and other liabilities	649,855	–		52,540	(e)	702,395
Stockholders’ equity
Common Stock	195,065	–		–		195,065
Capital in excess of par value	905,379	1,009,806	(a)	(794,623) (52,540) (98,400)	(b)(e) (g)	969,622
Retained earnings	5,453,414	–		(6,205)	(d)	5,447,209
Accumulated other comprehensive loss	(537,768)	–		–		(537,768)
Treasury stock	(1,249,162)	–		–		(1,249,162)
Murphy Stockholders' Equity	4,766,928	1,009,806		(951,768)		4,824,966
Noncontrolling Interest	–	252,451	(a)	98,400	(g)	350,851
Total equity	4,766,928	1,262,257		(853,368)		5,175,817
Total liabilities and stockholders’ equity	$10,026,620	$1,655,241		$(469,623)		$11,212,238

See accompanying notes to the Unaudited Pro Forma Condensed Combined Balance Sheet

MURPHY OIL CORPORATION

Unaudited Pro Forma Consolidated Statement of Operations

For the Nine Months Ended September 30, 2018

(in thousands of USD, except share and per share data)	Murphy Oil Historical	PAI Acquisition	Pro Forma Adjustments		Murphy Oil Pro Forma Combined
Revenues
Revenue from sales to customers	$1,921,910	$685,310	$ –		$2,607,220
(Loss) gain on crude contracts	(69,349)	–	–		(69,349)
Gain on sale of assets and other income	26,035	–	–		26,035
Total revenues	1,878,596	685,310	–		2,563,906

Costs and expenses
Lease operating expenses	406,226	129,124	–		535,350
Severance and ad valorem taxes	40,100	1,914	–		42,014
Exploration expenses, including undeveloped lease amortization	69,911	–	–		69,911
Selling and general expenses	173,324	–	–		173,324
Depreciation, depletion and amortization	710,563	–	170,370	(a)	880,933
Accretion of asset retirement obligations	32,041	–	13,618	(b)	45,659
Redetermination expense	11,332	–	–		11,332
Other expense (benefit)	(44,776)	–	–		(44,776)
Total costs and expenses	1,398,721	131,038	183,988		1,713,747
Operating income from continuing operations	479,875	554,272	(183,988)		850,159

Other income (loss)
Interest and other income (loss)	(19,445)	–	–		(19,445)
Interest expense, net	(134,264)	–	(9,323) (1,219)	(c) (g)	(144,806)
Total other loss	(153,709)	–	(10,542)		(164,251)

Income (loss) before income taxes	326,166	554,272	(194,530)		685,908
Income tax expense (benefit)	15,801	–	75,546	(d)	91,347
Income (loss) from continuing operations	310,365	554,272	(270,076)		594,561
Less:
Net income attributable to noncontrolling interest	–	110,854	(44,525) 25,281	(e) (f)	91,610
Net income attributable to Common Stockholders	$310,365	$443,418	$(250,832)		$502,951

INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE(1)
Basic	$1.79				$2.90
Diluted	1.78				2.88

Average Common shares outstanding (thousands)
Basic	172,949				172,949
Diluted	174,202				174,202

(1)

Pro forma earnings per share for the nine months ended September 30, 2018 is calculated using the net income of approximately $503.0 million which excludes income from noncontrolling interest of approximately $91.6 million. The income attributable to noncontrolling interests is computed in part based on the change in operating income from the statement of direct revenues and expenses for the acquired Properties. Therefore, pro forma net income from continuing operations per share could differ significantly from actual results.

See accompanying notes to the Unaudited Pro Forma Condensed Combined Statement of Operations

MURPHY OIL CORPORATION

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2017

(in thousands of USD, except share and per share data)	Murphy Oil Historical	PAI Acquisition	Pro Forma Adjustments		Murphy Oil Pro Forma Combined
Revenues
Revenue from sales to customers	$2,078,548	$591,329	$ –		$2,669,877
(Loss) gain on crude contracts	9,566	–	–		9,566
Gain on sale of assets and other income	137,015	–	–		137,015
Total revenues	2,225,129	591,329	–		2,816,458

Costs and Expenses
Lease operating expenses	468,323	178,246	–		646,569
Severance and ad valorem taxes	43,618	1,825	–		45,443
Exploration expenses, including undeveloped lease amortization	122,834	–	–		122,834
Selling and general expenses	222,766	–	–		222,766
Depreciation, depletion and amortization	957,719	–	205,019	(a)	1,162,738
Accretion of asset retirement obligations	42,590	–	18,284	(b)	60,874
Redetermination expense	15,000	–	–		15,000
Other expense (benefit)	30,706	–	–		30,706
Total costs and expenses	1,903,556	180,071	223,303		2,306,930
Operating income from continuing operations	321,573	411,258	(223,303)		509,528

Other income (loss)
Interest and other income (loss)	(67,988)	–	–		(67,988)
Interest expense, net	(181,783)	–	(12,431) (1,625)	(c) (g)	(195,839)
Total other loss	(249,771)	–	(14,056)		(263,827)

Income (loss) before income taxes	71,802	411,258	(237,359)		245,701
Income tax expense (benefit)	382,738	–	60,685	(d)	443,603
Income (loss) from continuing operations	(310,936)	411,258	(298,224)		(197,902)
Less:
Net income attributable to noncontrolling interest	–	82,252	(60,292) 4,998	(e) (f)	26,958
Net income (loss) attributable to Common Stockholders	$(310,936)	$329,006	$(242,930)		$(224,860)

INCOME (LOSS) FROM CONTINUING OPERATIONS PER COMMON SHARE(2)
Basic	$(1.81)				$(1.30)
Diluted	(1.81)				(1.30)

Average Common shares outstanding (thousands)
Basic	172,524				172,524
Diluted	172,524				172,524

(2)

Pro forma earnings per share for the year ended December 31, 2017 is calculated using the net loss of approximately $224.9 million which excludes income from noncontrolling interest of approximately $27.0 million. The income attributable to noncontrolling interests is computed based in part on the change in operating income from the statement of direct revenues and expenses for the acquired Properties. Therefore, pro forma net income from continuing operations per share could differ significantly from actual results.

See accompanying notes to the Unaudited Pro Forma Condensed Combined Statement of Operations

MURPHY OIL CORPORATION

Notes to the Unaudited Pro Forma Combined Financial Information

Note A. Basis of Presentation

On November 30, 2018, Murphy Exploration & Production Company – USA (Murphy), a subsidiary of Murphy Oil Corporation (the Company), and Petrobras America Inc. (PAI), a subsidiary of Petróleo Brasileiro S.A., entered into a transaction pursuant to the terms of the Contribution Agreement (the Contribution Agreement), dated as of October 10, 2018, among Murphy, PAI and MP Gulf of Mexico, LLC (MP GOM), a limited liability company previously 100% owned by Murphy. The transaction has an effective date of October 1, 2018.

Pursuant to the Contribution Agreement, Murphy contributed its interests in the Dalmatian, Clipper, Front Runner, Habanero, Kodiak, Tahoe and Thunder Hawk fields and its interest in the Medusa Spar LLC to MP GOM, and PAI contributed its interests in the Cascade, Chinook, Lucius, St. Malo, Cottonwood, South Marsh Island, Northwestern, and South Hadrian fields and its interests in exploration blocks in the U.S. Gulf of Mexico to MP GOM. Murphy also paid cash consideration of $900 million, subject to normal closing adjustments, to PAI on behalf of MP GOM. Additionally, PAI can earn an additional contingent consideration up to $150 million if certain price and production thresholds are exceeded beginning in 2019 through 2025. Also, Murphy will carry $50 million of PAI costs in the St. Malo field if certain enhanced oil recovery projects are undertaken. As a result of the transaction, PAI received a 20% membership interest in MP GOM, and Murphy’s membership interest in MP GOM was reduced to 80%. Murphy controls the operations of MP GOM, subject to certain PAI minority rights. In addition, Murphy is the contract operator of MP GOM’s assets. Murphy funded the transaction through a combination of cash-on-hand and its senior credit facility.

The following unaudited pro forma combined financial information is based on the historical consolidated financial statements of the Company adjusted to reflect the transaction with Petrobras America Inc. The Company’s historical consolidated balance sheet as of September 30, 2018, has been adjusted to reflect the pro forma effects of the transaction as if it had occurred on September 30, 2018. The Company’s historical consolidated statements of operations for the year ended December 31, 2017 and for the nine months ended September 30, 2018 have been adjusted to give pro forma effect to the transaction as if it had occurred on January 1, 2017. The pro forma adjustments made are (1) directly attributable to the transaction, (2) factually supportable, and (3) with respect to the consolidated statement of operations, expected to have a continuing impact on the consolidated results.

The unaudited pro forma combined financial information is for informational purposes only and is not intended to represent or to be indicative of the combined results of operations or financial position that the Company would have reported had the transaction been completed as of the dates set forth in this unaudited pro forma combined financial information and should not be taken as indicative of the Company’s future combined results of operations or financial position. The actual results may differ significantly from that reflected in the unaudited pro forma combined financial information for a number of reasons, including, but not limited to, differences in assumptions used to prepare the unaudited pro forma combined financial information and actual results.

The assets and liabilities acquired from Petrobras America Inc. (PAI Acquisition) are recorded at their preliminary estimated fair values. The adjustments to Murphy Oil Corporation’s condensed combined financial statements in connection with the transaction, and allocation of the purchase price paid in the transaction, was based on a number of factors, including additional financial information available at such time, and the final allocations of transaction consideration and the effects on the results of operations may differ materially from the preliminary allocations and unaudited pro forma combined amounts included herein.

The unaudited pro forma combined financial information and accompanying notes should be read together with our Annual Report on Form 10-K for the year ended December 31, 2017, and our quarterly report on Form 10-Q for the period ended September 30, 2018. The unaudited pro forma combined financial information and accompanying notes also should be read in conjunction with the historical Statements of Revenues and Direct Operating Expenses for the PAI Acquisition and the notes thereto filed as Exhibit 99.1 to the Current Report on Form 8-K of which this Exhibit 99.2 is a part.

Note B. Acquisition Method

The pro forma combined financial information reflects the accounting for acquisitions in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations. Under the acquisition method, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values, with any excess of the purchase price over the estimated fair value of the identifiable net assets acquired recorded as goodwill. The allocation of transaction consideration is preliminary and may be subject to revision.

The following represents the preliminary allocation of the purchase price to assets acquired and liabilities assumed based on their estimated fair value (in thousands):

Total Purchase Consideration:	PAI Acquisition
Cash consideration paid to PAI	$469,623
Cash consideration paid to PAI financed through revolving credit facility(1)	325,000
Fair value of contingent consideration due to PAI	52,540
Fair value of 20% interest in Murphy net assets contributed to MP GOM	162,643
Total consideration for 80% interest in PAI net assets contributed to MP GOM	1,009,806
Fair value of 100% of PAI net assets contributed to MP GOM	$1,262,257

Purchase Price Allocation:	PAI Acquisition
Assets:
Property, plant and equipment, at fair value	$1,645,201
Accounts receivable	5,714
Inventory	4,326
Total assets acquired	$1,655,241

Liabilities:
Asset retirement obligations	366,611
Other accrued liabilities	21,960
Accounts payable	4,413
Net assets acquired	$1,262,257

(1)

On November 28, 2018, Murphy Oil Corporation entered into a $1.6 billion revolving credit facility (the Revolving Credit Facility). The Revolving Credit Facility will be a senior unsecured guaranteed facility and will expire in November 2023. Borrowings under the Revolving Credit Facility bear interest at rates, based, at the Company’s option, on the Alternate Base Rate of interest in effect plus the ABR Spread or the Adjusted LIBOR Rate, which is a periodic fixed rate based on LIBOR with a term equivalent to the interest period for such borrowing, plus the Eurodollar Spread. The Alternate Base Rate of interest is the highest of (i) the Wall Street Journal prime rate, (ii) the New York Federal Reserve Bank Rate plus 0.50%, and (iii) one-month LIBOR plus 1.00%. The Eurodollar Spread ranges from 1.075% to 2.10% per annum based upon the Corporation’s senior unsecured long-term debt securities credit ratings (the Credit Ratings).

The fair value measurements of assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation.

Significant inputs to the valuation of oil and gas properties include estimates of: (i) reserves, (ii) future operating and development costs, (iii) future commodity prices, (iv) estimated future cash flows, and (v) a market-based weighted average cost of capital rate. These inputs require significant judgments and estimates and are the most sensitive and subject to change.

Note C. Unaudited Pro Forma Condensed Combined Balance Sheet

The unaudited pro forma combined balance sheet as of September 30, 2018, includes adjustments to reflect the following:

(a)

To reflect the preliminary purchase price allocation of the PAI Acquisition. Purchase price allocations for the acquired assets and liabilities assumed based upon estimated fair values, which are subject to adjustment and could change significantly as the Company continues to evaluate this preliminary allocation.

(b)	To reflect the consummation of the transaction for gross cash consideration of $900.0 million, less $105.4 million of purchase price adjustments.
(c)	To reflect the proceeds of $325.0 million of borrowings under the Revolving Credit Facility which was used to finance the transaction.
(d)

To reflect transaction costs of $6.2 million which were incurred subsequent to the balance sheet date. No adjustments have been made to the unaudited pro forma income statement as these costs are non-recurring in nature.

(e)

To reflect the fair value of contingent consideration related to the transaction which is made up of annual payments required to be made by the Company to PAI if certain price and production thresholds are exceeded beginning in 2019 through 2025 as defined in the Contribution Agreement.

(f)

To reflect the payment of $6.4 million in debt issuance costs associated with the Revolving Credit Facility used to fund the PAI Acquisition, which will be amortized over the remaining term of the debt agreement based on the effective interest method.

(g)	To reflect the 20% non-controlling interest in $492 million of net assets contributed by Murphy to MP GOM

Note D. Unaudited Pro Forma Condensed Combined Statements of Operations

The unaudited pro forma combined statements of operations for the nine months ended September 30, 2018 and the year ended December 31, 2017 include adjustments to reflect the following:

(a)	To reflect incremental depreciation, depletion and amortization (DD&A) expense, using the units-of-production method, related to the oil and natural gas properties acquired.
(b)	To reflect incremental accretion expense related to asset retirement obligations on oil and natural gas properties acquired.
(c)	To reflect the adjustment to interest expense to finance borrowings under the Company’s Revolving Credit Facility as part of the PAI Acquisition.
(d)

To reflect the adjustment to income tax expense resulting from acquisition of PAI’s oil and natural gas properties based upon the federal statutory rate of 35% and 21% for the year ended December 31, 2017 and nine months ended September 30, 2018, respective. The adjustment was calculated by applying the applicable tax rate to the total change in income (loss) from continuing operations before income taxes.

(e)

To reflect PAI’s 20% equity interest in net income (loss) attributable to the acquired assets, as described above. The adjustment was calculated by applying PAI’s 20% membership interest to the change operating income from continuing operations, net of related income taxes.  Note that no portion of the incremental interest expense incurred in connection with the transaction is attributable to the noncontrolling interest.

(f)	To reflect PAI’s 20% equity interest in net income (loss) attributable to the Murphy assets contributed to MP GOM.
(g)	To reflect incremental interest expense related to amortization of debt issuance costs associated with the Revolving Credit Facility used to fund the PAI Acquisition.